Exhibit 10.43

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 29, 2015, between Authentidate Holding Corp., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Transaction” means a transaction between the Company and the holder of one or more of the Prior Notes pursuant to which such Prior Notes are surrendered and exchanged for other equity and/or debt securities of the Company on such terms as may be agreed upon by the Company.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contested Tax Lien” means that certain federal tax lien dated July 13, 2010, that the Company is currently contesting in good faith.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Debentures.

“Debentures” means the 9% Senior Secured Convertible Debentures due, subject to the terms therein, one year from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Registrable Securities (as defined in the Registration Rights Agreement) have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144, and (c) following the one year anniversary of the Final Closing Date provided that a holder of Registrable Securities is not an Affiliate of the Company, all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders an opinion that resales may then be made by such holders of the Registrable Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Escrow Agent” means Sichenzia Ross Friedman Ference LLP.

“Escrow Agreement” means the Escrow Agreement, dated the date hereof, among the Escrow Agent, the Company and the Purchasers, in the form of Exhibit E attached hereto.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Closing” means the last closing of the purchase and sale of Securities pursuant to Section 2.1.

“Final Closing Date” means with respect to the Final Closing, the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount for the Securities to be purchased at the Final Closing and (ii) the Company’s obligations to deliver such Securities at the Final Closing, in each case, have been satisfied or waived.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable, accrued expenses or deferred revenue incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of subsidiaries, operating lease obligations, amounts payable for license fees, royalties and similar items as may be incurred by the Company, reserves for deferred income taxes and investment credits, other deferred credits or reserves.

“Initial Closing” means the first closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Initial Closing Date” means with respect to the Initial Closing, the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount for the Securities to be purchased at the Initial Closing and (ii) the Company’s obligations to deliver such Securities at the Initial Closing, in each case, have been satisfied or waived.

“Lead Investor” means Anton Select Fund, Ltd. or one or more of its Affiliates (or investment vehicles managed by any such Person).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.16.

“Permitted Indebtedness” means (a) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Debentures, which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until after the maturity date of the Debentures; (b) Indebtedness secured by Permitted Liens, including without limitation Indebtedness incurred in connection with arrangements contemplated by clause (h) of the definition of the term “Permitted Liens”; (c) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business; (d) all capital lease obligations and other obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property and the present value of lease payments due under synthetic leases; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person in the ordinary course of the business of such Person; (f) purchase money financing and equipment financing facilities covering existing and newly-acquired property, plant or equipment; (g) Indebtedness of any amount outstanding immediately prior to the execution of this Agreement; and (h) extensions, refinancings and renewals of any items of Permitted Indebtedness described above (including the issuance of new debt or convertible debt securities in exchange for the cancellation of existing debt securities in an Alternative Transaction), provided that the principal amount is not increased or, other than with respect to debt or convertible debt securities issued by the Company in an Alternative Transaction, the terms modified to impose more burdensome terms upon the Company or its Subsidiaries, as the case may be. Permitted Indebtedness shall include, without limitation, (i) the principal amount of such Indebtedness, (ii) unpaid accrued interest thereon, and (iii) all other obligations of the Company arising out of the Permitted Indebtedness now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding.

“Permitted Liens” means: (a) Liens for taxes not yet due or delinquent or being contested in good faith and by appropriate proceedings, including the Contested Tax Lien, for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of Purchaser; (e) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (f) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (g) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (h) Liens in the ordinary course of business (A) upon or in any equipment acquired or held by the Company (or any of its Subsidiaries) to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (i) Liens in existence prior to the execution of this Agreement or Liens securing Permitted Indebtedness; (j) Liens secured by assets of the Company that are not within the definition of Collateral as set forth in the Security Agreement; (k) Liens that are expressly subordinated to the Liens granted pursuant to the Security Agreement; and (l) Liens incurred in connection with the extension, renewal or refinancing of the Permitted Indebtedness secured by Liens of the type described above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means any Person or Persons registered as a broker-dealer with FINRA who the Company may engage to assist it in connection with the transactions contemplated by this Agreement.

“Prior Note(s)” means instruments evidencing Indebtedness issued by the Company prior to the date of this Agreement, as such instruments may have been amended to date, and any deferrals, renewals or extensions thereof, and any notes or other instruments or evidences of Indebtedness issued in respect of or in exchange thereof.

“Prior Warrants” means common stock purchase warrants issued by the Company in February 2015 to holders of Prior Notes in connection with the original issuance by the Company of such Prior Notes in February 2015, as such warrants may have been amended to date.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, 125% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Initial Closing Date.

“Shareholder Approval of the Increase in the Authorized Common Stock” means such approval from the shareholders of the Company of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” payable in (a) United States dollars and in immediately available funds or (b) by the surrender for cancellation of Prior Notes owned by a Purchaser in an amount equal to the Subscription Amount of such Purchaser electing to pay its Subscription Amount through the cancellation of indebtedness equal to the unpaid principal amount of the Prior Notes and all accrued and unpaid interest thereon.

“Subsidiary” means any subsidiary of the Company as set forth on the appropriate exhibit to its most recently filed Annual Report on Form 10-K and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 17 Battery Place, 8th Floor, New York, NY 10004, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of Securities; Closing.

(a) The Company is authorized to offer and sell to the Purchasers an aggregate principal amount of a maximum of $3,000,000 of Debentures and Warrants to purchase a maximum of 12,000,000 shares of Common Stock. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, a minimum of $900,000 in principal amount of the Debentures and Warrants to purchase 3,600,000 shares of Common Stock. Thereafter, but in any event no later than June 24, 2015, the Company and the Purchasers shall conduct the Final Closing and on the Final Closing Date, the Company agrees to sell, and the Purchasers, severally, and not jointly, agree to purchase up to $3,000,000 in principal amount of the Debentures and Warrants to purchase up to 12,000,000 shares of Common Stock, less the principal amount of Debentures and corresponding number of Warrants sold at the Initial Closing.

Subject to Section 2.3 of this Agreement, Purchasers that elect to deliver their Subscription Amount through the surrender of Prior Notes, may purchase up to $1,550,000 (plus accrued interest) of Debentures and Warrants. Solely for the purpose of clarity, any Prior Notes that are surrendered to the Company for cancellation in an Alternative Transaction shall not be included within maximum principal amount of Debentures and Warrants offered or sold hereunder. Each Debenture and Warrant to be issued at either the Initial Closing or Final Closing shall be identical in all respects except for (i) the date of issuance, (ii) the name of the Person to whom such Debenture or Warrant is being issued, and (iii) the principal amount of each such Debenture or number of shares of Common Stock issuable upon exercise of each such Warrant.

(b) Each Purchaser shall deliver its Subscription Amount by either (i) delivering to the Escrow Agent, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser or (ii) surrendering to the Company at its principal offices for cancellation (1) the original Prior Note held by such Purchaser, free and clear of any liens, claims, charges, security interest or other legal or equitable encumbrances, in an amount equivalent to such Purchaser’s Subscription Amount and (2) all original Prior Warrants held by such Purchaser, free and clear of any liens, claims, charges, security interest or other legal or equitable encumbrances. The Company shall deliver to each Purchaser its respective Debenture and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Initial Closing or the Final Closing, as the case may be. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, each Closing shall occur at the offices of Company’s counsel or such other location and on such Business Day as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the each of the Initial Closing Date or the Final Closing Date (except as otherwise provided below), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser (such original Debenture may be delivered within three Trading Days following the Initial Closing Date or Final Closing Date, as the case may be);

(iii) a Warrant with an exercise price per share equal to $0.30, subject to adjustment as provided therein (such original Warrant certificate may be delivered within three Trading Days following the Initial Closing Date or Final Closing Date, as the case may be) registered in the name of such Purchaser to purchase such number of shares of Common Stock as is equal to the sum of (i) the quotient obtained by dividing such Purchaser’s Subscription Amount by the initial Conversion Price and (ii) the number of shares of Common Stock underlying the Prior Warrants, if any, surrendered along with the Prior Notes held by such Purchaser;

(iv) the Security Agreement, duly executed by the Company;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) the Escrow Agreement, duly executed by the Company and the Escrow Release Letter as contemplated by the Escrow Agreement, duly executed by the Company;

(vii) an Opinion of Counsel in form and substance satisfactory to the Lead Investor;

(viii) Certificates of Good Standing of the Company and each Subsidiary from each such entity’s jurisdiction of incorporation and any jurisdiction in which any such entity is qualified to do business;

(ix) an Officer’s Certificate executed by the Chief Executive Officer of the Company;

(x) a Secretary’s Certificate executed by the Corporate Secretary of the Company; and

(xi) such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

(b) On or prior to each of the Initial Closing Date and Final Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by either (A) wire transfer to the Escrow Agent or (B) if such Purchaser is paying some or all of its Subscription Amount through the surrender and cancellation of a Prior Note, then such Purchaser shall surrender to the Company the original Prior Notes registered in the name of such Purchaser in an aggregate principal amount equivalent to the Subscription Amount of the Purchaser to be paid through the cancellation of the Prior Notes (or an affidavit of loss and indemnity undertaking with respect thereto, in a form acceptable to the Company) and such Purchaser’s Prior Warrants, if any (or an affidavit of loss and indemnity undertaking with respect thereto, in a form acceptable to the Company);

(iii) the Security Agreement duly executed by such Purchaser;

(iv) the Registration Rights Agreement duly executed by such Purchaser;

(v) the Escrow Agreement, duly executed by such Purchaser and the Escrow Release Letter as contemplated by the Escrow Agreement, duly executed by such Purchaser;

(vi) a fully completed and duly executed Accredited Investor Certification, substantially in the form attached hereto as Schedule A; and

(vii) such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each of the Initial Closing and the Final Closing are subject to the following conditions being met:

(i) the holder of that certain Prior Note in the aggregate principal amount of $100,000 issued on February 17, 2015 shall have surrendered its Prior Note and Prior Warrants in consideration of the issuance of Debentures and Warrants pursuant to this Agreement;

(ii) the accuracy in all material respects on the relevant Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(iii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the relevant Closing Date shall have been performed; and

(iv) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with each of the Initial Closing and the Final Closing are subject to the following conditions being met:

(i) the holder of that certain Prior Note in the aggregate principal amount of $100,000 issued on February 17, 2015 shall have surrendered its Prior Note and Prior Warrants in consideration of the issuance of Debentures and Warrants pursuant to this Agreement;

(ii) the accuracy in all material respects when made and on the relevant Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(iii) all obligations, covenants and agreements of the Company required to be performed at or prior to the relevant Closing Date shall have been performed;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(v) from the date hereof to the relevant Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the New York Stock Exchange or Nasdaq, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

2.4 Cancellation of Prior Notes.

(a) Each Purchaser who is a holder of a Prior Note (each a “Note Holder” and collectively, the “Note Holders”) that is surrendering such Prior Notes in consideration for the sale of Debentures and Warrants hereunder hereby agrees that the aggregate principal amount then outstanding, plus all accrued but unpaid interest thereon, of the Prior Notes held by such Purchaser shall be cancelled upon the relevant Closing Date. Each Purchaser acknowledges that the cancellation of the Prior Notes held by such Purchaser shall have the effects specified in the Prior Note. Notwithstanding anything to the contrary contained in the Prior Notes or otherwise, the Company and each such Purchaser that is a Note

Holder hereby agree that upon the Initial Closing or the Final Closing, as the case may be: (i) the Company’s obligations under the Prior Notes held by such Note Holder shall be deemed fully paid and satisfied and (ii) as between the Company and the Note Holders that are Purchasers, the Prior Notes shall automatically terminate and have no further force and effect (other than those specific provisions which pursuant to the terms and provisions of the Prior Note expressly survive termination).

(b) Each Note Holder further agrees that it will write “PAID IN FULL” on the original of the Prior Notes surrendered to the Company pursuant to this Agreement and initial such phrase and return the original Prior Note to the Company. Notwithstanding the foregoing, however, in the event the Purchaser does not inscribed the phrase “PAID IN FULL” on the original Prior Notes, it hereby authorizes the Company’s agents and officers to write such phrase on the original Prior Note. In the event a Note Holder has lost his, her or its original Prior Note, or such Prior Notes are lost, stolen or destroyed, such Note Holder shall, instead of returning the original Prior Note, execute and deliver to the Company an affidavit of loss and indemnification undertaking (in a form acceptable to the Company) with respect to such Prior Notes and in which instrument the Note Holder acknowledges that the Prior Notes are paid in full.

2.5 Cancellation of Prior Warrants.

(a) Each Purchaser who is a holder of a Prior Warrant (each a “Warrant Holder” and collectively, the “Warrant Holders”) hereby agrees that the Prior Warrants shall be cancelled upon the relevant Closing Date. Each Purchaser acknowledges that the cancellation of the Prior Warrants held by such Purchaser shall have the effects, if any, specified in the Prior Warrant. Notwithstanding anything to the contrary contained in the Prior Warrants or otherwise, the Company and each such Purchaser that is a Warrant Holder hereby agree that upon the Initial Closing or the Final Closing, as the case may be: (i) the Company’s obligations under the Prior Warrants held by such Warrant Holder shall be deemed fully satisfied and (ii) as between the Company and the Warrant Holders that are Purchasers, the Prior Warrants shall automatically terminate and have no further force and effect (other than those specific provisions, if any which pursuant to the terms and provisions of the Prior Warrant expressly survive termination).

(b) Each Warrant Holder further agrees that it will write “CANCELLED” on the original of the Prior Warrants surrendered to the Company pursuant to this Agreement and initial such word and return the original Prior Warrant to the Company. Notwithstanding the foregoing, however, in the event the Purchaser does not inscribed the phrase “CANCELLED” on the original Prior Warrants, it hereby authorizes the Company’s agents and officers to write such phrase on the original Prior Warrant. In the event a Warrant Holder has lost his, her or its original Prior Warrant, or such Prior Warrants are lost, stolen or destroyed, such Warrant Holder shall, instead of returning the original Prior Warrant, execute and deliver to the Company an affidavit of loss and indemnification undertaking (in a form acceptable to the Company) with respect to such Prior Warrants and in which instrument the Warrant Holder acknowledges that the Prior Warrants are cancelled in full.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the Company’s SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder (subject to Shareholder Approval of the Increase in the Authorized Common Stock). The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Required Approvals and except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents (subject to Shareholder Approval of the Increase in the Authorized Common Stock), (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing of the Registration Statements with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (v) obtaining (A) Shareholder Approval and (B) Shareholder Approval of the Increase in the Authorized Common Stock, (vi) the filings required under the Security Agreement, and (vii) notice to and the consent (if necessary) of the holders of the Prior Notes (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Debentures and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, the Debentures and the Warrants will constitute legal, valid and binding obligations of the Company. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Upon receipt of Shareholder Approval of the Increase in the Authorized Common Stock, the Company shall have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum as of the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth in the Company’s SEC Reports, as described above and as set forth in this paragraph. The Company has not issued any capital stock since its most recently filed report under the Exchange Act, other than (i) pursuant to the exercise of stock options or vesting of restricted stock units granted under the Company’s equity compensation plans, (ii) the issuance of shares of Common Stock or restricted stock units to employees, directors or other eligible persons pursuant to the Company’s equity compensation plans, (iii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date hereof, and pursuant to the terms and conditions for the payment of dividends pursuant to the Certificate of Designations, Preferences and Rights and Number of Shares of Series D Convertible Preferred Stock. Except as disclosed in the SEC Reports, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in the SEC Reports or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or Common Stock Equivalents, or binding written contracts by which the Company or any Subsidiary is bound to issue additional shares of Common Stock or Common Stock Equivalents other than (x) such equity and/or debt securities of the Company as may be issued in an Alternative Transaction and (y) a maximum of 900,000 common stock purchase warrants issuable to a consultant pursuant to a services agreement. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as disclosed in the SEC Reports, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as disclosed in the SEC Reports, such financial statements have been prepared in all material respects in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report or as set forth at the end of this paragraph: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and deferred revenue incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) except with respect to its outstanding shares of preferred stock, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and as disclosed in Section 3.1(g) or Section 3.1(z) of this Agreement and below, no event or liability has occurred or is currently in existence with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made. The Company has entered into an agreement with the plaintiff in the pending litigation described in note 11 to the notes to financial statements contained in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 to fully settle such matter, which was reported on a Current Report on Form 8-K filed on May 29, 2015. Pursuant to this agreement, the Company was granted a license under certain of the patents and covenant not to be sued under certain other patents owned by plaintiff, the parties agreed to the dismissal of the pending litigation, and in consideration thereof the Company agreed to pay the plaintiff an upfront fee and thereafter, running royalties for a three year period.

(j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty within five (5) years prior to the date hereof. To the knowledge of the Company after reasonable investigation, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, including the Contested Tax Lien, for which appropriate reserves have been made therefor in accordance with GAAP and, which are either being disputed or the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance. The amount in dispute covered by the Contested Tax Lien was approximately $44,400 at September 25, 2014.

(m) Intellectual Property. Except as disclosed in the SEC Reports, each of the Company and its Subsidiaries owns or has the valid right to use all Intellectual Property (as defined below) necessary for the conduct of the businesses of the Company and its Subsidiaries in the manner described in the SEC Reports as now conducted or proposed to be conducted. Except as disclosed in the SEC Reports: (i) to the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated in any material respect any Intellectual Property rights of the Company or any of its Subsidiaries, and no claims for any of the foregoing have been brought against any third party by the Company or any of its Subsidiaries; (ii) the Intellectual Property owned by the Company or its Subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company or its Subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, investigation or claim challenging the validity, enforceability, scope, issuance/registration, use or ownership of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of others, which could have or would reasonably be expected to have a Material Adverse Effect; and (iv) each of the Company and its Subsidiaries has taken reasonable steps to maintain and protect all Intellectual Property that is material to the conduct of its business, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Intellectual Property” as used herein means all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, domain names, copyrights, licenses, inventions, trade secrets, technology, software, systems, know-how and other intellectual property and proprietary rights.

(n) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company after reasonable investigation, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(p) Solvency. Based on the consolidated financial condition of the Company as of the Initial Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of all of the Securities hereunder , to the Company’s knowledge: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets as set forth in its most recent SEC Report do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, is reasonably expected to be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Final Closing Date.

(q) Listing and Maintenance Requirements. The Common Stock is listed on the Nasdaq Capital Market under the symbol ADAT. Except as disclosed in its SEC Reports, the Company has not, in the twenty-four months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, applicable to it, and the applicable rules and regulations promulgated thereunder by the Commission that are effective as of the date hereof. The Company and the Subsidiaries are required to maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. As of the time of the Company’s filing of its most recently filed periodic report under the Exchange Act, the Company’s certifying officers had evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(s) Reserved.

(t) Private Placement. Assuming the accuracy of the Purchasers’ investment representations set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(v) Tax Status. The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to the Company’s payment of taxes in any material amount except the Contested Tax Lien, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included or incorporated by reference in the SEC Reports.

(w) Seniority. As of the Initial Closing Date, except for the Prior Notes that have not been surrendered in exchange for Debentures issuable pursuant to this Agreement or new debt or convertible debt securities which may be issued in an Alternative Transaction, no Indebtedness against the Company is senior to, or pari passu with, the Debentures in right of payment, whether with respect to payment or redemptions, interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(x) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(y) Application of Takeover Protections; Rights Agreement. At or prior to the Initial Closing, the Company and its board of directors shall have taken all necessary action, if any, in order to render inapplicable any interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. At or prior to the Initial Closing, the Company and its board of directors shall have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(z) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Except as disclosed in the SEC Reports, including the Company’s Current Report on Form 8-K filed on May 29, 2015, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Reports (including the Company’s Current Report on Form 8-K filed on May 29, 2015), without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Trading Market. Since January 1, 2013, (i) trading in the Common Stock has not been suspended by the Commission or the Trading Market and (ii) except as disclosed in the SEC Reports, the Company has received no communication, written or oral, from the Commission or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(aa) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(bb) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc) Acknowledgement Regarding Purchasers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Purchasers have been asked by the Company or any of its Subsidiaries to agree, nor has any Purchaser agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Purchaser, and counterparties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Purchaser’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to Section 4.6 hereof one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Underlying Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Debentures, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

The Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those representations and warranties specifically set forth in this Agreement and in the other Transaction Documents.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Notwithstanding the foregoing, however, by making the representations herein, such Purchaser does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Neither the Purchaser nor any director, executive officer, other member or officer of the Purchaser participating in the transactions contemplated by this Agreement, any beneficial owner of 20% of more of the Purchaser’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Purchaser in any capacity at the time of sale (each a “Purchaser Covered Person”) is subject to any of the “Bad Actor”

disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (3) (provided that the foregoing exception shall not be available hereunder with respect to Rule 506(d)(2)(iv) for any Disqualification Event of which the Company did not know as a result of the Purchaser’s failure to disclose such Disqualification Event to the Company as otherwise required by this Section 3.2). Such Purchaser has exercised reasonable care to determine (i) the identity of each person that is a Purchaser Covered Person and (ii) whether any Purchaser Covered Person is subject to a Disqualification Event.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation; Compliance. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Purchaser agrees it will: (i) comply with all applicable securities laws, rules and regulations including the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”); and (ii) not take, any action, directly or indirectly, that may cause the transactions contemplated by this Agreement to fail to be entitled to an exemption from registration under the U.S. federal securities laws, or applicable state securities or “blue sky” laws.

(f) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and each of the Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated by this Agreement and each such Transaction Document, do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected.

(g) Restricted Securities. Each Purchaser understands that the Debentures, the Warrants, and the Underlying Shares, will be characterized as “restricted securities” under U.S. federal securities laws inasmuch as, if issued, they will be acquired from the Company in a transaction not involving a public offering and that, under U.S. federal securities laws and applicable regulations, the Debentures, the Warrants and the Underlying Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser acknowledges that all certificates representing any of the Debentures, the Warrants and the Underlying Shares will bear a restrictive legend in a form as set forth below and hereby consents to the transfer agent for the Company’s Common Stock making a notation on its records to implement the restrictions on transfer described herein. Such Purchaser understands that except as provided in the Transaction Documents: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, must be held indefinitely and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the

Securities under circumstances in which the seller (or the Person (through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (iv) the Company shall bear the reasonable expenses of its counsel in connection with the provision of any legal opinions relating to (I) the sale of Securities made in reliance on Rule 144 by any Purchaser that is not an “affiliate” as defined in Rule 144 made after the first anniversary of the relevant Closing Date or (II) any private sale or other transfer of Securities.

(h) Certain Legends. Such Purchaser understands that the Securities are “restricted securities” and that the certificates or other instruments representing the Securities shall bear any applicable legend as required under U.S. federal securities laws and a restrictive legend in substantially the form set forth in Section 4.1 of this Agreement. Further, the Company may place a stop transfer order on its transfer books against the Underlying Shares if such is required in the reasonable opinion of counsel to the Company pursuant to applicable securities laws. Such stop order will be removed, and further transfer of such shares of Common Stock will be permitted, upon an effective registration of the Underlying Shares or the receipt by the Company of an opinion of counsel satisfactory to the Company that such further transfer may be effected pursuant to an applicable exemption from registration.

(i) Reliance on Representations. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein and in the applicable schedules and exhibits in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. The Purchaser undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth in such applicable schedules and exhibits which takes place prior to the Closing time. No Person has made any written or oral representations to the Purchaser that (i) any Person will resell or repurchase the shares of Debentures, the Warrants or the Underlying Shares, (ii) that any Person will refund all or any part of the Purchase Price, or (iii) as to the future price or value of the shares of Common Stock of the Company.

(j) Access to Information. Such Purchaser acknowledges that he, she or it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as he, she or it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Securities, (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him, her or it to evaluate the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Securities and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision. The Purchaser is not purchasing the Securities based on knowledge of material information concerning the Company that has not been generally disclosed. Such Purchaser and its advisors, if any, in acquiring the Securities, have relied solely on their independent investigation of the Company and have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(k) No Governmental Review. Each Purchaser understands that no United States federal or state agency, or any other government or governmental agency has reviewed or passed on or made, or will pass on or make, any recommendation or endorsement of the Securities or the fairness or suitability of the prospective investment in the Securities.

(l) Securities and Other Transactions. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including short sales (as such term is defined under Regulation SHO promulgated by the Commission), of the securities of the Company during the period commencing as of the time that the Purchaser first became aware of the proposed transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement and its Affiliates and their respective investment advisors, agents, counsel and other advisors, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(m) Purchases by a Placement Agent. Each Purchaser acknowledges that employees, agents, officers, directors and affiliates of a Placement Agent may purchase Debentures and Warrants in this offering.

(n) No Legal, Tax or Investment Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to him, her or it in connection with this Agreement and the transactions contemplated herein, constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as he, she or it, in his, her or its sole discretion, has deemed necessary or appropriate in the circumstances. The Purchaser is not relying on the Company or its Company’s counsel in this regard.

(o) Representations Regarding Prior Notes and Prior Warrants. Each Purchaser that is paying some or all of its Subscription Amount by surrendering and cancelling Prior Notes and Prior Warrants hereby further represents and warrants to the Company as follows: (i) such Purchaser is the beneficial and record owner of, with good and valid title to, the Prior Notes and Prior Warrants originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Purchaser has not, in whole or in part, (x) assigned, transferred, hypothecated, pledged or otherwise disposed of the Prior Notes or Prior Warrants or its rights in such Prior Notes and Prior Warrants, or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Prior Notes and Prior Warrants which would limit the Holder’s power to transfer the Prior Notes and Prior Warrants hereunder; (iii) such Purchaser has the sole right and power to dispose of the Prior Notes and Prior Warrants, and none of such Prior Notes or Prior Warrants is subject to any agreement, arrangement or restriction with respect to the voting or transfer of any of the Prior Notes or Prior Warrants, except for this Agreement; (iv) no additional consideration for any purpose shall be due to such Purchaser at Closing, with respect to the Prior Notes or Prior Warrants, other than the Securities; (vi) upon delivery of the Prior Notes and Prior Warrants to the Company for cancellation (as contemplated by this Agreement), the Company will receive good and marketable title to the Prior Notes and Prior Warrants, free and clear of all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (vi) the Prior Notes and Prior Warrants being surrendered by it for cancellation pursuant to this Agreement represent all of the Prior Notes and Prior Warrants of the Company in which such Purchaser owns any legal or beneficial interest; and (vii) such Purchaser acknowledges that the portion of its Security Interest (as defined in the Security Agreement) that corresponds to the portion of its Subscription Amount paid hereunder by surrendering and cancelling Prior Notes shall be subordinated to the Security Interests held by it and other Purchasers that correspond to the Subscription Amounts paid in cash.

(p) Schedules. Each Purchaser acknowledges that this Agreement and Schedule A attached hereto require the Purchaser to provide certain personal or other information to the Company. Such information is being collected by the Company for the purposes of completing the transactions contemplated by this Agreement, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Securities under the securities laws applicable in the United States and other applicable securities laws, preparing and registering certificates representing the Securities and completing filings required by any stock exchange or securities regulatory authority. The Purchaser’s personal or other information may be disclosed by the Company to: (i) stock exchanges or securities regulatory authorities, and (ii) pursuant to any disclosure requirements existing under the U.S. federal or state securities laws. By executing this Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information; provided, that in the event of a disclosure pursuant to the preceding sentence, the Company shall (to the extent it is legally permitted), use commercially reasonable efforts to give such Purchaser advance notice of any required disclosure. The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities substantially in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder solely if such counsel can reasonably conclude that rendering such an opinion is proper and in accordance with all applicable law. If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Debentures (unless otherwise required by the Transfer Agent). The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K reasonably acceptable to the Lead Investor with the Commission within the time required by the Exchange Act. The Company and the Lead Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, other than the Lead Investor, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of any registration statement contemplated by the Registration Rights Agreement and the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall (unless it is not permitted to do so by any governmental authority or the Trading Market) provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.7 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents (including the information set forth in Sections 3.1(g), (i) and (z) hereof), the Company covenants and agrees, subject to Sections 4.18 and 5.3 hereof, that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8 Registration Rights. Each Purchaser and the Company agree that the Purchasers shall be entitled to the registration rights with respect to the Securities as set forth in the Registration Rights Agreement entered into in accordance with this Agreement.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general business and working capital purposes.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10 and to the extent permitted by law, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur due to a claim by a third party as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. The Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Purchaser Parties. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities. Subject to obtaining the Required Approvals, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in an amount no less than the Required Minimum. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible, including by calling a meeting of the Company’s shareholders for such purpose. The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date on such Trading Market or another Trading Market. If, on any date while the Debentures are outstanding, there is a suspension from trading or the failure of the Common Stock to be listed on the Trading Market on which such shares are listed as of the date of this Agreement (the “Current Trading Market”), and the Collateral Agent has waived such Event of Default, the Company shall (i) take commercially reasonable efforts to cause such shares of Common Stock to either be re-approved for listing or quotation on the Current Trading Market or to be approved for listing or quotation on another Trading Market as soon as possible thereafter and (ii) provide to the Purchasers evidence of such approval.

4.12 Limitations on Conversion and Exercise. Notwithstanding anything in this Agreement or any of the other agreements and instruments executed in accordance with this Agreement to the contrary, subject to receipt of the approval of the Company’s stockholders, the Company shall not issue, and no Purchaser shall be permitted to acquire or purchase (whether upon conversion of the Debentures or exercise of the Warrants or otherwise) any shares of Common Stock if and to the extent that the purchase and issuance of such shares of Common Stock would cause the Company to exceed the aggregate number of shares of Common Stock which the Company may issue or be deemed to have issued without breaching the Company’s obligations under the applicable rules and regulations of the Nasdaq Stock Market (including, without limitation, Nasdaq Listing Rule 5635) or such other Trading Market on which the Company’s shares of Common Stock are then listed or quoted for trading (the “Exchange Cap”). Accordingly, if stockholder approval would be required under the applicable listing rules of the Nasdaq Stock Market or such other Trading Market on which the Company’s shares of Common Stock are then listed or quoted for trading (the “Principal Market”), then in the absence of such stockholder approval, in no event shall a Purchaser be permitted to acquire shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Debentures issued to such Purchaser pursuant to this Agreement on the relevant Closing Date and the denominator of which is the aggregate principal amount of all Debentures issued to the Purchasers pursuant to this Agreement upon the Final Closing Date (with respect to each purchaser, the “Exchange Cap Allocation”). In the event that Purchaser shall sell or otherwise transfer any of the securities comprising the Units, the transferee thereof shall be allocated a pro rata portion of Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.

4.13 Shareholder Approval. Solely in the event that the Company determines that it is required in order to permit the full conversion of the Debentures (including in connection with the payment of interest thereon) or the full exercise of the Warrants issued pursuant to this Agreement into shares of Common Stock in accordance with applicable listing rules of the Principal Market (the “Shareholder Approval”), the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) as soon as reasonably practicable, but in no event later than September 24, 2015, for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first special meeting, the Company shall call a meeting every three months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Debentures are no longer outstanding. Each Purchaser further agrees that it shall not be entitled to vote the shares of Common Stock of the Company issuable to it pursuant to the terms of this Agreement, including pursuant to the conversion of the Debentures or exercise of any Warrants, at any meeting of the Company’s stockholders convened to vote on a proposal to enable the Company to issue the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock of the Company.

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that unless a Purchaser possesses material, non-public information with respect to the Company, has entered into a confidentiality agreement with the Company, or otherwise is restricted in its trading activities with respect to the Company’s Common Stock, (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced; (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced; and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries relating to this Agreement after the initial disclosure of the transactions contemplated by this Agreement.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Prior Notes. Except as required by Section 2.3, each Purchaser hereby acknowledges that Prior Notes may remain outstanding subsequent to the Final Closing. To the extent that Prior Notes remain outstanding subsequent to the Final Closing or the Company issues new debt or convertible debt securities in an Alternative Transaction, each Purchaser hereby agrees that the Company is permitted to make to such holder (and such holder is permitted to receive) payment of (i) the principal amount of such Prior Notes, and all interest thereon, as and when required pursuant to the terms of such Prior Notes and (ii) the principal amount of new debt or convertible debt securities issued in an Alternative Transaction, and all interest thereon, as and when required pursuant to the terms of such new debt or convertible debt securities.

4.18 Board Nomination Right.

(a) Solely in the event that the Purchasers purchase, with cash proceeds, $3,000,000 of the Debentures offered by the Company pursuant to this Agreement, then the Lead Investor shall, prior to the Expiration Time (as defined below), have the right (but not the obligation) to designate one person to be nominated for election to the Board (a “Nominee”) by giving written notice of such election to the Chairman of the Board of Directors or the Secretary of the Company prior to the Expiration Time. The Nominee shall not be an employee of the Lead Investor or its Affiliates, and shall be selected by the Lead Investor in reasonable consultation with and the approval of the Company’s Nominating and Corporate Governance Committee of its Board of Directors (the “Nominating Committee”). As used herein, the “Expiration Time” shall mean 5:00 p.m. (New York Time) on the day that is the sixtieth (60th) day following the Final Closing Date. The Company and the Lead Investor intend that the individual appointed to the Board pursuant to this Section 4.18 will be an individual who possesses healthcare information technology or other experience relevant to the Company’s present or presently anticipated operations.

(b) Upon the exercise by the Lead Investor of the right granted under Section 4.18(a), the Company shall, subject to its rights hereunder: (i) if necessary to establish a vacancy on the Board, promptly increase the size of the Board by one (1) member, (ii) subject to its rights under this Section 4.18, appoint the Nominee designated by the Lead Investor to the Board of Directors and (iii) at all times during the Designation Period (as defined below), include, and use its best efforts to cause the Board, whether acting through the Company’s Nominating Committee or otherwise, to include the Nominee in the slate of nominees recommended to the stockholders of the Company for election as a director at any annual or special meeting of the stockholders held during the Designation Period (or, if permitted, by any action by written consent of the stockholders taken during the Designation Period) at or by which directors of the Company are to be elected. As used herein, the term “Designation Period” means the period commencing on the Initial Closing Date and expiring on the first to occur the first anniversary of the Final Closing Date or such earlier date upon which the Lead Investor’s right to appoint a Nominee to the Board expires.

(c) The Nominee, prior to being appointed or nominated for election to the Board of Directors of the Company, shall consent to, and undergo a background check, the results of which shall be reasonably acceptable to both the Lead Investor and the Company, and execute and deliver to the Company such agreements, questionnaires and other documents as the Company customarily requires from new nominees for directorships.

(d) The Nominee shall continue to hold office until the maturity date of the Debentures sold by the Company hereunder, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided herein. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of the Nominee during the Designation Period, then, subject to the other terms of this Section 4.18(d), the Board and the Nominating Committee shall fill such vacancy with a Person nominated by the Lead Investor, to serve the remainder of the term of the original Nominee (and such Person, or another Person designated by the Lead Investor will be elected to the Board in the manner set forth above in this Section 4.18). If at any time during the Designation Period a Board vacancy occurs solely because of the death, disability, disqualification, resignation or removal of the Nominee, then the Board, or the Nominating Committee thereof, may fill such vacancy without reference to the rights of the Lead Investor pursuant to this Section 14.18 if: (i) the Lead Investor fails to designate a successor nominee within 20 Business Days after receiving notification of the vacancy from the Company; or (ii) the Lead Investor specifically waives in writing its rights under this Section 14.18(d). For the purposes of clarity, the Company shall have the right to fill any Board vacancy which may occur due to any reason other than the death, disability, disqualification, resignation or removal of the Nominee in accordance with the terms of the Company’s By-Laws and Certification of Incorporation.

(e) Prior to exercising its rights under this Section 4.18, the Lead Investor shall cause its Nominee to review the Company’s Certificate of Incorporation and Bylaws, as well as its code of ethics and other corporate governance materials that would govern such person’s conduct as a director (including as a member of any Board committee) and such Nominee agrees to abide by the provisions thereof during his or her service as a director of the Company. The Nominee shall further keep confidential all Company confidential information consistent with Board practices and applicable policies, laws, rules and regulations and to not publicly disclose discussions and matters considered in meetings of the Board and Board committees. Each Nominee acknowledges that his or her obligations under this Agreement are in addition to the fiduciary and common law duties of any director of a Delaware corporation. The Lead Investor acknowledges that United States and other applicable securities laws may prohibit any Persons who have material, nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities in reliance upon such information. The Nominee shall be entitled to the same compensation paid, expense reimbursement payable and be covered by the same Directors and Officers Insurance policy currently in place and applicable to other non-employee Directors.

(f) Notwithstanding the foregoing, the right of the Lead Investor to nominate the Nominee shall at all times be subject to applicable rules and published guidance of the Nasdaq Stock Market, including, but not limited to, Nasdaq Rule 5640 (or any successor rule) (the “Listing Rules”). If in the reasonable judgment of the Company, the rights granted to the Lead Investor hereunder would cause the Company to not comply with the Listing Rules, then the Company may defer the appointment and/or election of such Nominee, or take such other action (as the Board determines in the exercise of its discretion) as would enable the Company to maintain compliance with the Listing Rules, until it is able to take commercially reasonable measures to ensure that the exercise by the Lead Investor of its rights hereunder would not cause the Company to violate the Listing Rules. For the purpose of clarity, it is agreed that such measures may include a further increase in the size of the Board and the appointment and/or election of one or more additional individuals to serve as an independent director, which individual(s) shall be selected in the sole discretion of the Company.

(g) Subject to the provisions of section (a) and (b) of this Section 4.18, the Lead Investor’s right to nominate a director shall cease once its beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act) is less than 5% and the remaining Lead Investor shall cause the Nominee to immediately resign upon the occurrence of such event, provided, however, that such resignation shall not, in the reasonable opinion of counsel to the Company, constitute a breach by such Nominee of his or her fiduciary duty to the Company and/or its stockholders.

(h) Notwithstanding anything herein to the contrary, the Company shall not be obligated to appoint any Nominee to serve on the Board or cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee: (i) who fails to submit to the

Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under applicable securities laws; or (ii) if the Board or the Nominating Committee determines in good faith, after consultation with outside legal counsel, that (A) such action would constitute a breach of its fiduciary duties or applicable law or violate the Company’s Certificate of Incorporation or By-Laws; or (B) such Nominee would not be qualified under any applicable law, rule or regulation (including the rules of the Nasdaq Stock Market) to serve as a Director of the Company; provided, however, that upon the occurrence of either (i) or (ii) above, the Company shall promptly notify the Lead Investor of the occurrence of such event and permit the Lead Investor to provide an alternate nominee sufficiently in advance of any Board action, the meetings of the stockholders called or written action of stockholders with respect to such election of nominees and the Company shall use commercially reasonable efforts to perform its obligations under this Agreement with respect to such alternate nominee (provided that if the Company provides at least 45 days advance notice of the occurrence of any such event, such alternative nominee must be designated by the Lead Investor not less than 30 days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of nominees), and in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the stockholders with respect to such election of nominees.

4.19 Change in Management. The Company agrees that while the Debentures are outstanding, that it shall retain Ian C. Bonnet as the Company’s President and Chief Executive Officer, provided, however, that in the event of his death, disability, resignation or termination, the Company shall consult with the Majority in Interest prior to appointing a replacement President and/or Chief Executive Officer provided that such Persons enter into a non-disclosure agreement with the Company in a form acceptable to the Company (the “Non-Disclosure Agreement”) prior to engaging in any such consultations. To the extent any Purchasers do not enter into such a Non-Disclosure Agreement, the Company shall have no obligation to consult with such a Purchaser and if a Majority in Interest do not execute such a Non- Disclosure Agreement, the Company shall have no obligation to consult with the Purchasers regarding the appointment of a new Chief Executive Officer and/or President. Notwithstanding the foregoing, however, the Company’s Board of Directors shall have and retain full discretion and authority to select any new interim or replacement President and/or Chief Executive Officer without the consent or agreement of the Majority in Interest. The Purchasers hereby agree that it shall not be a breach of this Agreement or any other Transaction Document, nor shall it be an “Event of Default” under the Debentures, in the event Mr. Bonnet no longer serves as the Company’s President and Chief Executive Officer due to his death, disability, resignation or termination or if the Company does not consult with a Majority in Interest due to such Persons not having executed a Non-Disclosure Agreement with the Company.

4.20 The Placement Agent. The Company may, in its sole discretion, engage a Placement Agent to assist it in consummating the offer and sale of the Securities pursuant to this Agreement. Each Purchaser acknowledges and agrees that in no event shall the Company have any obligation to engage a Placement Agent to assist it in connection with the transactions contemplated by this Agreement. In no event shall the Company be deemed to be in breach of this Agreement or any other Transaction Document if it elects not to engage a Placement Agent and such determination by the Company shall in no way be deemed an “Event of Default” under the Debentures.

4.21 In no event shall the Company be deemed to be in breach of this Agreement or any other Transaction Document if the Company is unable to sell Securities hereunder in addition to the Securities sold to the Purchasers at the Initial Closing or if no Closing occurs subsequent to the Initial Closing. The Company shall have no obligation to agree to modify the terms of the transactions contemplated hereby and the other Transaction Documents so as to be able to consummate a Closing in addition to the Initial Closing. In no event shall any inability or decision by the Company, or failure of the Company, to hold a Closing subsequent to the Initial Closing on the terms and conditions set forth herein and in the other Transaction Documents, on other terms, or at all, be deemed an “Event of Default” under the Debentures.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. If the Initial Closing has not been consummated on or before June 5, 2015, this Agreement may be terminated (a) by any Purchaser (except where any such Purchaser is in breach of this Agreement or has failed to perform or satisfy any closing condition applicable to it), as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, or (b) by the Company (except for any breach by it or failure to perform or satisfy any closing condition applicable to it), by written notice to the other parties; provided, however, that such termination will not affect the right of any non-breaching party to sue or seek specific performance for any breach by any other party (or parties).

5.2 Placement Agent’s Compensation; Other Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(a) Placement Agent Compensation. The Company on the one hand, and each Purchaser (for itself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments from the Company in connection with the transactions described in this Agreement except to the extent that it determines to engage a Placement Agent.

(i) Cash Commissions. The Placement Agent will be paid at each of the Initial Closing and Final Closing a cash commission of an amount up to five percent (5%) of the aggregate Subscription Amount of the Debentures and Warrants issued at such closing, solely to the extent that such Debentures and Warrants are sold for cash consideration (and not to the extent that they are sold in consideration of the cancellation of Prior Notes).

(ii) Placement Agent Warrants. Additionally, at each of the Initial Closing and Final Closing, the Placement Agent may receive Warrants (if agreed upon by the Company) to purchase a number of shares of Common Stock not to exceed 5% of the number of Conversion Shares underlying the Debentures issued at such closing at the initial Conversion Price of such Debentures (solely to the extent that such Debentures and Warrants are sold for cash consideration and not to the extent that they are sold in consideration of the cancellation of Prior Notes). The terms of any such Warrants issued to a Placement Agent shall not be more favorable to the Placement Agent than the terms of the Warrants issued to Purchasers hereunder.

(b) Transfer Agent: The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

(c) Legal Fees: The Company shall pay $25,000 to cover the legal fees incurred by the Lead Investor in connection herewith.

5.3 Confidentiality. The Purchasers acknowledge that due to certain of the covenants contained herein or in the other Transaction Agreements, from time to time the Purchasers may come into possession of confidential information of the Company, including material, non-public information relating to the Company. The Purchasers hereby agree that (i) he, she or it shall keep all such information strictly confidential, applying, at a minimum, the same degree of care as he, she or it does to protect its own confidential information of a similar nature (ii) shall only use such information in connection with the transactions contemplated by this Agreement, and (iii) shall not disclose any of such information other than: (a) to the Purchaser’s employees, representatives, directors, attorneys, auditors, or Affiliates who are advised of the confidential nature of such information (so long as any of the foregoing persons agree to be bound by the provisions of this Section), (b) to the extent such information presently is or hereafter becomes available on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or any administrative body or commission to whose jurisdiction the Purchasers are subject (provided that notice of such requirement or order shall be promptly furnished to the Company in advance of such disclosure), (d) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section, or (e) with the Company’s prior written consent. The Purchasers agree to be responsible for any breach of this agreement by any of the persons identified in Section 5.3(iii). The Purchasers are aware that, under certain circumstances, the United States securities laws may prohibit a Person who has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities.

5.4 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.6 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 51% in interest of the Debentures and Warrants then outstanding, based on the number of Underlying Shares represented by such Debentures and Warrants (the holders of at least 51% of such securities may be referred to herein as a “Majority in Interest”) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that, in the case of waiver by or on behalf of all of the Purchasers, such written instrument shall be signed by Purchasers representing a Majority in Interest; and provided, further, that any amendment that would modify this Section 5.6 shall, in each case, require the approval of each Purchaser to which such amendment shall apply. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.9 No Third-Party Beneficiaries. The Placement Agent shall be a third party beneficiary with respect to the representations and warranties of the Purchasers in Section 3.2 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10, Section 5.2 and this Section 5.9.

5.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.11 Survival; Severability. All representations and warranties made by the Company and each of the Purchasers herein will survive the execution of this Agreement, the Closing and the delivery to the Purchasers of the Securities being purchased and the payment therefor until the first anniversary of the relevant Closing Date, except for those representations and warranties which speak as of a specific date. All covenants and other agreements set forth in this Agreement shall survive the Closing for the respective periods set forth therein and if no such period is specified until the first anniversary of the relevant Closing Date. Notwithstanding anything to the contrary contained herein, Sections 4.10 and 5.6 shall survive for the applicable statute of limitations. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Becker & Poliakoff, LLP. Becker & Poliakoff, LLP does not represent any of the Purchasers. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AUTHENTIDATE HOLDING CORP.	Address for Notice:
Connell Corporate Center
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922
Attn: President

By:	Fax:
Name: Ian C. Bonnet
Title: President and Chief Executive Officer

With a copy to (which shall not constitute notice):

Becker & Poliakoff, LLP
45 Broadway, 8th Floor
New York, NY 10006
Attn: Michael A. Goldstein, Esq.
Fax: 212-557-0295

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notices to Purchaser:

With a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn: Marc J. Ross, Esq.

Fax: 212-930-9725

Address for Delivery of certificated Securities for Purchaser (if not same as address for notices):

EIN Number:

Subscription Amount: $

Securities Purchased, comprised of:

Principal Amount of Debentures:

No. of Common Stock Warrants:

☐         By checking this box, the Purchaser agrees that it will pay the some or all of the Total Subscription Amount indicated above by surrendering to the Company for cancellation the Prior Notes held by such Purchaser, as indicated below. If the Purchaser’s Total Subscription Amount will be paid solely by the wire transfer of U.S. funds, leave this section blank.

Amount of Total Subscription Amount to be paid by surrender of Prior Notes $

Principal Amount of Prior Notes Owned by Purchaser and Issue Date:

1. Prior Note issued                     , 20     in the Principal Amount of $

Prior Warrants Owned by Purchaser:

1. Prior Warrant issued                     , 20     to purchase                      shares of Common Stock at an exercise price of $                     per share.

SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

This Accredited Investor Certificate is being delivered to the Company pursuant to the Purchase Agreement. Capitalized terms used in this Accredited Investor Certificate, but not defined herein, have the respective meanings attributed to such terms in the Purchase Agreement. Investor agrees to furnish any additional information the Company deems necessary in order to verify the information provided below.

The Purchaser hereby acknowledges that the Company is relying on this Accredited Investor Certificate to determine the Purchaser’s suitability for investment in the Securities pursuant to the Securities Purchase Agreement (collectively, the “Investment”) and hereby represents and warrants and certifies that, as of the Closing, the Purchaser:

Category I	☐	The Purchaser is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 (excluding the value of such Purchaser’s principal residence).

Category II	☐	The Purchaser is a corporation, partnership, business trust or a nonprofit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000.

Category III	☐	The Purchaser is an individual (not a partnership, corporation, etc.) who reasonably expects an individual income in excess of $200,000 in the current year and had an individual income in excess of $200,000 in each of the last two years (including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of the Purchaser’s spouse or other family members and any unrealized capital appreciation);

Or

	☐	The Purchaser is an individual (not a partnership, corporation, etc.) who, together with his or her spouse, reasonably expects joint income in excess of $300,000 for the current year and had joint income in excess of $300,000 in each of the last two years (including foreign income, tax exempt income and the full amount of realized capital gains and losses).

Category IV	☐	The Purchaser is a director or executive officer of the Company.

Category V	☐	The Purchaser is a bank, savings and loan association or credit union, insurance company, registered investment company, registered business development company, licensed small business investment company, or employee benefit plan within the meaning of Title 1 of ERISA whose plan fiduciary is either a bank, insurance company or registered investment advisor or whose total assets exceed $5,000,000.

Describe entity:

Category VI	☐	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

Category VII	☐	The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (a person who either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment). A copy of the declaration of trust or trust agreement and a representation as to the sophistication of the person directing purchases for the trust is enclosed.

Category VIII	☐	The Purchaser is a self-directed employee benefit plan for which all persons making investment decisions are “accredited investors” within one or more of the categories described above.

Category IX	☐	The Purchaser is an entity in which all of the equity owners are “accredited investors” within one or more of the categories described above. If relying upon this category alone, each equity owner must complete a separate copy of this agreement.

	☐	Describe entity:

Category X	☐	The Purchaser does not come within any of the Categories I – IX set forth above.

IN WITNESS WHEREOF, the Purchaser has duly executed this Accredited Investor Certificate as of the Closing.

IF THE PURCHASER IS AN ENTITY:

(Name of Entity – Please Print)

By:

Name:

Title:

IF THE PURCHASER IS AN INDIVIDUAL:

(Name – Please Print)

(Signature)

(Address)

(Telephone)

(Facsimile)

(E-Mail)

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURE

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT

EXHIBITC

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBITD

FORM OF SECURITY AGREEMENT

EXHIBIT E

FORM OF ESCROW AGREEMENT